EXECUTION VERSION
Exhibit 4.1

ACUITY BRANDS LIGHTING, INC.
as Issuer,
ACUITY BRANDS, INC.,
as Parent Guarantor,
ABL IP HOLDING LLC,
as a Guarantor,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
6.00% Senior Notes due 2019

INDENTURE
Dated as of December 8, 2009

CROSS-REFERENCE TABLE
Certain Sections of this Indenture relating to Sections 310 through
318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act		Indenture
Section		Section
310(a)(1)		7.7; 7.8; 7.9
(a)(2)		7.9
(a)(3)		N.A.
(a)(4)		N.A.
(b)		7.7; 7.9
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.5
(b)		11.3
(c)		11.3
313(a)		7.10
(b)(1)		N.A.
(b)(2)		7.10
(c)		7.10
(d)		7.10
314(a)		4.4; 4.6; 11.4
(b)		N.A.
(c)(1)		11.4
(c)(2)		11.4
(c)(3)		N.A.
(d)		N.A.
(e)		11.4
(f)		4.4
315(a)		7.1
(b)		7.5
(c)		7.1
(d)		7.1
(e)		6.14
316(a)(last sentence)		11.6
(a)(1)(A)		6.12
(a)(1)(B)		6.13
(a)(2)		N.A.
(b)		6.8
(c)		N.A
317(a)(1)		6.3
(a)(2)		6.4
(b)		2.4
318(a)		11.1
	N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
 -i-

 -ii-

 -iii-

 -iv-

          INDENTURE, dated as of December 8, 2009 among ACUITY BRANDS LIGHTING, INC., a Delaware corporation (the “Company”), ACUITY BRANDS, INC., a Delaware corporation, as guarantor (the “Parent Guarantor”), ABL IP HOLDING LLC, a Georgia limited liability company, as guarantor (“ABL IP Holding” and, together with the Parent Guarantor, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Company’s 6.00% Senior Notes due 2019 (the “Initial Notes”) and, if and when issued in exchange for the Initial Notes as provided in the Registration Rights Agreement, the Company’s 6.00% Senior Notes due 2019 (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes, the “Notes”):
ARTICLE I
Definitions and Incorporation by Reference
          SECTION 1.1. Definitions.
          “ABL IP Holding” means the Person named as “ABL IP Holding” in the preamble to this Indenture and its successors and assigns.
          “Additional Interest” means any additional interest then due and payable pursuant to the Registration Rights Agreement.
          “Additional Notes” means the Notes issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.6, 2.9, 2.11 or 3.6 of this Indenture).
          “Attributable Debt” means, with respect to a Sale and Lease-Back Transaction with respect to any Principal Property, at the time of determination, the present value of the total net amount of rent (for the avoidance of doubt “net amount of rent” excludes amounts required to be paid on account of maintenance and repairs, reconstruction insurance, taxes, assessments, water rates and similar charges and contingent rates, such as those based on sales) required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes then outstanding under this Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

          “Board of Directors” or “Board” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.
          “Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in New York City are not required or authorized by law or executive order to close.
          “Capital Stock” means, with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.
          “Company” means the Person named as the “Company” in the preamble to this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor Person.
          “Consolidated Net Tangible Assets” means, as of any date on which the Parent Guarantor or a Restricted Subsidiary effects a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) after deducting therefrom: (i) all current liabilities, except for current maturities of long-term debt and obligations under capital leases; and (ii) intangible assets (including goodwill), to the extent included in said aggregate amount of assets, all as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its subsidiaries and computed in accordance with GAAP applied on a consistent basis.
          “Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered; which office at the date of the execution of this Indenture is located at 7000 Central Parkway, Suite 550, Atlanta, Georgia 30328, Attention: Corporate Trust Services or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.
          “Debt” means with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money; and (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.
          “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
          “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.
          “Exchange Notes” has the meaning specified in the preamble to this Indenture.

          “Funded Debt” means all Debt (including Debt incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Debt is originally incurred.
          “GAAP” means generally accepted accounting principles in the United States from time to time.
          “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a correlative meaning.
          “Guarantee” means the guarantee by any Guarantor of the Company’s obligations under this Indenture.
          “Guarantor” means the Persons named as the “Guarantors” in the preamble to this Indenture and their respective successors and assigns.
          “Hedging Obligations” means: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; (iii) other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices; and (iv) other agreements or arrangements designed to protect against fluctuations in equity prices.
          “Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Initial Notes” has the meaning specified in the preamble to this Indenture.
          “Initial Purchasers” means the Initial Purchasers named in the Purchase Agreement.
          “Issue Date” means December 8, 2009.
          “Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.
          “Make-Whole Amount” has the meaning specified in the form of Note set forth in Exhibit A hereto.

          “Maturity” means, with respect to any Note, the date on which the principal of such Note or an installment of principal becomes due and payable as provided herein or therein, whether at Stated Maturity, upon optional redemption, upon acceleration or otherwise (including, any Change of Control Payment Date as to Notes to be repurchased at the option of the holder thereof in connection with any Change of Control Offer).
          “Offering Memorandum” means the final offering memorandum, dated December 1, 2009, relating to the Notes.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Controller, any Vice President, the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Secretary or the Assistant Secretary of the Company, as applicable.
          “Officer’s Certificate” means a certificate signed by any Officer of the Company or the Guarantors, as the case may be.
          “Opinion of Counsel” means a written opinion from legal counsel to the Company. The counsel may be an employee of the Company.
          “Notes” has the meaning specified in the preamble to this Indenture.
          “Parent Guarantor” means the Person named as the “Parent Guarantor” in the preamble to this Indenture and it successors and assigns.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
          “principal” means the principal of the Notes plus premium, if any, on the Notes, which is due or overdue or is to become due at the relevant time.
          “Principal Property” means any manufacturing plant or facility located within the United States of America (other than its territories or possessions) owned by the Parent Guarantor or any Restricted Subsidiary which in the good faith opinion of the Parent Guarantor’s Board of Directors, is of material importance to the total business conducted by the Parent Guarantor and the Restricted Subsidiaries as a whole.
          “Purchase Agreement” means the Purchase Agreement, dated December 1, 2009 among the Company, the Guarantors and the Initial Purchasers.
          “Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain holders of Initial Notes, to issue and deliver to such holders, in exchange for Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 8, 2009, among the Company, the Guarantors and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to purchasers of Additional Notes with respect to registration of such Additional Notes under the Securities Act.
          “Restricted Subsidiary” means any Subsidiary of the Parent Guarantor (1) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America (not including its territories and possessions) and (2) that owns a Principal Property; provided that the term “Restricted Subsidiary” shall not include any Subsidiary that is principally engaged in financing the operations of the Parent Guarantor, or its Subsidiaries, or both, outside of the United States of America.
          “Restricted Period” means the 40 consecutive days beginning on and including the later of (1) the day on which the Initial Notes first are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (2) the Issue Date or the date on which any Additional Notes are originally issued in the form of Initial Notes, as the case may be.
          “Restrictive Notes Legend” means the Restrictive Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.
          “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Restricted Subsidiary of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by the Parent Guarantor or any such Restricted Subsidiary to such Person.
          “SEC” means the U.S. Securities and Exchange Commission, or any successor agency.
          “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
          “Securities Custodian” means the custodian with respect to the Global Note (as appointed by DTC), or any successor person thereto and shall initially be the Trustee.
          “Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
          “Stated Maturity” means, with respect to any Note, the date specified in such Note as the fixed date on which the payment of principal of such Note is due and payable (but excluding any provision providing for the repurchase of any Note at the option of the holder thereof upon a Change of Control Payment Date unless the holder thereof has exercised its option to have such Note repurchased).
          “Subsidiary” means any corporation, limited liability company, limited partnership or other similar type of business entity in which the Parent Guarantor and/or one or more of its Subsidiaries together own more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors or similar governing body of such corporation, limited liability company, limited partnership or other similar type of business entity, directly or indirectly.
          “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.
          “Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who has direct responsibility for the administration of this Indenture.
          “Trustee” means the Person named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.
          SECTION 1.2. Other Definitions.

	Defined in
Term	Section
“Affiliate”	11.6
“Agent Members”	2.1	(d)
“Applicable Procedures”	2.6	(a)
“Authenticating Agent”	2.2
“Change of Control Offer”	3.7
“Change of Control Payment”	3.7
“Change of Control Payment Date”	3.7
“Company Order”	2.2
“covenant defeasance option”	8.1	(b)
“Definitive Notes”	2.1	(e)
“Event of Default”	6.1
“Exchange Global Note”	2.1	(a)
“Global Notes”	2.1	(a)
“legal defeasance option”	8.1	(b)
“Obligations”	10.1
“Paying Agent”	2.3

	Defined in
Term	Section
“QIBs”	2.1	(a)
“Registrar”	2.3
“Regulation S”	2.1	(a)
“Regulation S Certificate”	2.6	(a)
“Regulation S Legend”	2.1	(c)
“Regulation S Global Note”	2.1	(a)
“Regulation S Note”	2.1	(a)
“Resale Restriction Termination Date”	2.1	(c)
“Restrictive Legend”	2.1	(c)
“Rule 144A”	2.1	(a)
“Rule 144A Certificate”	2.6	(b)
“Rule 144A Global Note”	2.1	(a)
“Rule 144A Note”	2.1	(a)
          SECTION 1.3. Rules of Construction. For purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “including” means including (without limitation);
     (4) words in the singular include the plural and words in the plural include the singular;
     (5) all references to (a) Initial Notes shall refer also to any Additional Notes issued in the form of Initial Notes and (b) Exchange Notes shall refer also to any Additional Notes issued in the form of Exchange Notes, in each case, pursuant to Section 2.15;
     (6) all references to the date the Notes were originally issued shall refer to the Issue Date or the date any Additional Notes were originally issued, as the case may be;
     (7) as set forth in the definition of “principal” in Section 1.1, all references to “premium, if any” shall be deemed to include, to the extent applicable, (i) any premium payable in respect of the Notes in connection with a Change of Control Offer or (ii) any Make-Whole Amount payable in respect of the Notes, in each case unless the context otherwise requires. Solely for the avoidance of doubt, this Indenture and the form of the Notes set forth in Exhibit A and Exhibit B make specific references from time to time of premium, if any, to emphasize the application thereto of certain provisions of this Indenture to the Notes; and

     (8) all references herein to particular Sections or Articles shall refer to this Indenture unless otherwise so indicated.
ARTICLE II
The Notes
          SECTION 2.1. Form and Dating.
          (a) The Initial Notes are being offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Notes shall be resold initially by the Initial Purchasers only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance on Rule 144A (“QIBs”) and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S. The Initial Notes may thereafter be transferred to, among others, QIBs and other purchasers in reliance on Rule 144A, Regulation S or another exemption under the Securities Act in accordance with the procedures described herein. The Initial Notes shall be dated the date of their authentication.
          Initial Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (each, a “Rule 144A Note” and collectively, the “Rule 144A Notes”) shall be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A, which is incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
          Initial Notes offered and sold outside the United States of America (each, a “Regulation S Note” and, collectively, the “Regulation S Notes”) in reliance on Regulation S shall be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form set forth in Exhibit A, which is incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the “Regulation S Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
          Exchange Notes exchanged for interests in a Rule 144A Note and a Regulation S Note shall be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit B hereto, which is incorporated by reference and made a part of this Indenture, including the appropriate legend as set forth in Section 2.1(c) (the “Exchange Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
          The Rule 144A Global Note, the Regulation S Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Notes.”
          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) upon written request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained and specified by the payee. Payments in respect of Notes represented by a Global Note (including principal (and premium, if any) and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.
          (b) Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          (c) Restrictive Legends. Unless and until (i) an Initial Note is sold under an effective registration statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,
          (A) the Rule 144A Global Note shall bear the following legend (the “Restrictive Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY, THE PARENT GUARANTOR OR ABL IP HOLDING, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE

ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.”
          (B) the Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.”
          (C) The Global Notes, whether or not an Initial Note, shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
          (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.
          (ii) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(c).
          (iii) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
          (iv) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(e) to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.
          (v) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(e), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
          (vi) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          (e) Definitive Notes. (i) Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive certificated Notes (“Definitive Notes”). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officer’s Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.
          (ii) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d)(iv) or (v) shall, except as otherwise provided by Section 2.6(g), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).
          SECTION 2.2. Execution and Authentication. An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature and may be imprinted or otherwise reproduced.
          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
          A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.
          At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $350,000,000, (2) any Additional Notes for original issue from time to time after the Issue Date in such principal amounts as set forth in Section 2.15 and (3) any Exchange Notes for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers of the Company (a “Company Order”). Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Initial Notes (other than Additional Notes) which may be authenticated and delivered under this Indenture is limited to $350,000,000. Additionally, the Company may from time to time, without notice to or consent of the Holders, issue such additional principal amounts of Additional Notes as may be issued and authenticated pursuant to clause (2) of this paragraph, and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same class pursuant to Section 2.6, Section 2.9, Section 2.10, Section 3.6, Section 9.5 and except for transactions similar to the Registered Exchange Offer.
          The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
          In case the Company, pursuant to Article V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto (if not otherwise a party to the Indenture) with the Trustee pursuant to Article V, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person (if other than the Company) pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person (if other than the Company), at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.
          SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent. The Company may change the Registrar or appoint one or more co-Registrars without notice.
          In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company shall be responsible for the fees and compensations of all agents appointed or approved by it. Either the Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.
          The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Company also initially appoints the Trustee as custodian with respect to the Global Notes.
          SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal or interest (including any Additional Interest) on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal (and premium, if any) or interest (including any Additional Interest) when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of (and premium, if any) or interest (including any Additional Interest) on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If either of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.
          SECTION 2.5. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
          SECTION 2.6. Transfer and Exchange.
          Notwithstanding any other provision of this Indenture or the Notes (other than Section 2.1(e) hereof), transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 2.6 shall be made only in accordance with this Section 2.6.
          (a) Rule 144A Global Note to Regulation S Global Note. If the owner of a beneficial interest in the Rule 144A Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Section 2.6(a), and subject to the Applicable Procedures (as defined below). Upon receipt by the Trustee, as Registrar, of (A) an order given by DTC or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Rule 144A Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) a Regulation S Certificate (a “Regulation S Certificate”), the form of which is set forth in Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in this Section 2.6. “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear System and Clearstream Banking, société anonyme or their successors or assigns, in each case, to the extent applicable to such transaction and as in effect from time to time.
          (b) Regulation S Global Note to Rule 144A Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such transfer may be effected only in accordance with this Section 2.6(b) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by DTC or its authorized representative directing that a beneficial interest in the Rule 144A Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) if such transfer is to occur during (but only during) the Restricted Period, a Rule 144A Certificate (a “Rule 144A Certificate”), the form of which is set forth in Exhibit D hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Rule 144A Global Note by such specified principal amount as provided in this Section 2.6.
          (c) Rule 144A Non-Global Note to Rule 144A Global Note or Regulation S Global Note. If the holder of a Rule 144A Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Section 2.6(c) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note as provided in Section 2.3 and instructions satisfactory to the Trustee directing that a beneficial interest in the Rule 144A Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) a Rule 144A Certificate, if the specified account is to be credited with a beneficial interest in the Rule 144A Global Note, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case, satisfactory to the Trustee and duly executed by such holder or his attorney duly authorized in writing, then the Trustee, as Registrar, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 2.3 and increase the principal amount of the Rule 144A Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in this Section 2.6.
          (d) Regulation S Non-Global Note to Rule 144A Global Note or Regulation S Global Note. If the holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this Section 2.6(d) and subject to the

Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note as provided in Section 2.3 and instructions satisfactory to the Trustee directing that a beneficial interest in the Rule 144A Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) if the transfer is to occur during (but only during) the Restricted Period and the specified account is to be credited with a beneficial interest in the Rule 144A Global Note, a Rule 144A Certificate satisfactory to the Trustee and duly executed by such holder or his attorney duly authorized in writing, then the Trustee, as Registrar, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 2.3 and increase the principal amount of the Rule 144A Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in this Section 2.6.
          (e) Non-Global Note to Non-Global Note. A Note that is not a Global Note may be transferred, in whole or in part, to a person who takes delivery in the form of another Note that is not a Global Note in accordance with Section 2.3; provided, that if the Note to be transferred in whole or in part is (I) a Rule 144A Note or (II) a Regulation S Note and the transfer is to occur during (but only during) the Restricted Period, then, in each case, the Trustee, as Registrar, shall have received (A) a Rule 144A Certificate, satisfactory to the Trustee and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Rule 144A Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 2.6(g)).
          (f) Exchange between Global Note and Non-Global Note. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.1(e); provided, that if such interest is a beneficial interest in (I) the Rule 144A Global Note or (II) the Regulation S Global Note and such exchange is to occur during the Restricted Period, then, in each case, such interest shall be exchanged for a Rule 144A Note (subject in each case to Section 2.6(g)). A Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with a transfer effected in accordance with Section 2.6(c) or (d) herein or (B) such Note is a Regulation S Note and such exchange occurs after the Restricted Period.
          (g) Restrictive Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restrictive Notes Legend, the Registrar shall deliver Notes that do not bear a Restrictive Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restrictive Notes Legend, the Registrar shall deliver only Notes that bear a Restrictive Notes Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
          (h) Officer’s Certificate. The Company shall deliver to the Trustee an Officer’s Certificate setting forth the resale restriction termination date relating to the Notes and the Restricted Period.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          (i) Obligations with Respect to Transfers and Exchanges of Notes.
          (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.
          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.6 or 9.5).
          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.
          (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
          (v) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d) shall, except as otherwise provided by Section 2.6(g), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).
          (vi) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall be the valid and legally binding obligation of the Company, shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
          (vii) All certificates, certifications and opinions of counsel required to be submitted to the Registrar or any co-registrar pursuant to this Section 2.6 to effect any transfer or exchange may be submitted by facsimile transmission, with the original to follow by first class mail or hand delivery.
          (j) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person in respect of any aspect of the records, or for maintaining, supervising or reviewing any records, relating to beneficial ownership interests of a Global Note, with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the Company may conclusively rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (k) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC, or by the DTC or any such nominee to a successor depositary or to a nominee of such successor depositary.
          Neither the Trustee nor any agent thereof shall have any responsibility for any actions taken or not taken by DTC or any successor depositary.
          (l) Accrual of Interest on the Exchange Note; Exchange of Exchange Notes.
          (i) Interest on any Exchange Note shall accrue from the dates provided in Exhibit B.
          (ii) Subject to Section 2.1(e), upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Exchange Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Notes or Additional Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (w) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (x) at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (y) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or the Guarantors and (z) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-

making or other trading activities, then such Holder will deliver a prospectus relating to the Exchange Notes (or, to the extent permitted by law, make available a prospectus relating to the Exchange Notes to purchasers) in connection with any resale of such Exchange Notes. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Initial Notes in the form of Global Notes and/or Additional Notes in the form of Global Notes to be reduced accordingly.
          SECTION 2.7. Form of Certificates to be Delivered in Connection with Transfers Pursuant to Regulation S and Rule 144A. Attached hereto as Exhibit C and Exhibit D are forms of certificates to be delivered in connection with transfers pursuant to Regulation S and Rule 144A, respectively.
          SECTION 2.8. Business Days. If a payment date is on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular record date is on a day that is not a Business Day, the record date shall not be affected.
          SECTION 2.9. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Company and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.
          SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.10 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
          If a Note is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal (and premium, if any) and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the

Company shall prepare and the Trustee shall authenticate and deliver definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.
          SECTION 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation and, upon the request of the Company, deliver a certificate of such cancellation to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Notes, or any Exchange Notes in exchange for Initial Notes. All cancelled Notes held by the Trustee may be disposed of by the Trustee in accordance with its then customary practices and procedures. The Trustee shall provide to the Company a list of all Notes that have been cancelled from time to time as requested in writing by the Company.
          SECTION 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Notes in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this
          SECTION 2.14. CUSIP Numbers, etc. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers and/or other similar numbers.

          SECTION 2.15. Issuance of Additional Notes. The Company shall be entitled to issue, from time to time, Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes exchanged therefor (in each case, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto), as the case may be.
          With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each shall be delivered to the Trustee, the following information:
          (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
          (ii) the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto;
          (iii) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes as set forth in Exhibit A to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit B to this Indenture; and
          (iv) if applicable, the resale restriction termination date relating to the Notes and the Restricted Period for such Additional Notes.
          SECTION 2.16. One Class of Notes. The Initial Notes, any Additional Notes and the Exchange Notes shall vote and consent together on all matters as one class; and none of the Initial Notes, any Additional Notes and the Exchange Notes shall have the right to vote or consent as a separate class on any matter. The Initial Notes, any Additional Notes and the Exchange Notes shall together be deemed to constitute a single class or series for all purposes under this Indenture.
ARTICLE III
Redemption; Change of Control Offer
          SECTION 3.1. Notices to Trustee. If the Company elects to redeem the Notes, in whole or in part, pursuant to the “Optional Redemption” provisions on the reverse of the form of the Notes set forth in Exhibit A and Exhibit B, it shall notify the Trustee in writing of the redemption date and the principal amount of such Notes to be redeemed.
          The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption shall comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.

          SECTION 3.2. Selection of Notes to be Redeemed. If fewer than all the Notes then outstanding are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its discretion, to be fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes or portions of Notes to be redeemed.
          SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of the Notes, as the case may be, notice of redemption shall be mailed by first-class mail to each Holder of Notes to be redeemed at its registered address.
          The notice shall identify the Notes to be redeemed and shall state:
          (1) the redemption date;
          (2) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;
          (3) the name and address of the Paying Agent;
          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;
          (5) if fewer than all the outstanding Notes are to be redeemed, the Bond No. (if certificated) and principal amounts of the particular Notes to be redeemed;
          (6) that, unless the Company and the Guarantors default in making such redemption payment, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date, subject to the satisfaction of any condition to such redemption;
          (7) the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and
          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Notes.
          At the Company’s written request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3 at least 15 days (or such shorter period as shall be agreed to by the Trustee) prior the date on which notice is required to be sent to Holders. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.
          SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, the Notes called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice, subject to the satisfaction of any conditions to such redemption. A notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes as specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company). Upon surrender to the Paying Agent on or after the redemption date, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided, that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption; provided further that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.5. Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on the date of redemption, the Company shall deposit with the Paying Agent or the Trustee (or, if the Company, any of the Guarantors or any of the Parent Guarantor’s Subsidiaries is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued and unpaid interest on all the Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent or the Trustee by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.
          Unless the Company and the Guarantors default in the payment of such redemption price, interest on the Notes or portions of Notes to be redeemed shall cease to accrue on and after the applicable redemption date, subject to the satisfaction of any conditions to such redemption, whether or not such Notes are presented for payment.
          SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          SECTION 3.7. Change of Control Offer. If a Change of Control Triggering Event occurs, unless the Company shall have exercised its option to redeem the Notes pursuant to this Article III, the Company shall be required to make a Change of Control Offer and, to the extent Notes are tendered pursuant to such Offer, repurchase such Notes by making the Change of Control Payment in respect of such Notes on the Change of Control Payment Date, all as set forth in the “Change of Control Offer” provisions of the reverse of the forms of the Notes set forth in Exhibit A and Exhibit B.
ARTICLE IV
Covenants
          SECTION 4.1. Payment of Notes. The Company covenants and agrees that it shall promptly pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company, any of the Guarantors or any of the Parent Guarantor’s Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company, such Guarantor or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all principal (and premium, if any) and interest then due.
          The Company shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue principal at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.13.
          Notwithstanding anything to the contrary contained in this Indenture, the Company, the Guarantors or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.
          SECTION 4.2. Limitation on Liens. The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any Debt secured by a Lien upon a Principal Property or upon any Capital Stock or Debt of any Restricted Subsidiary without in any such case effectively providing, concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured Debt, or the grant of such Lien, that the Notes shall be secured equally and ratably with (or, at the option of the Parent Guarantor, prior to) such secured Debt. The foregoing restriction, however, will not apply to any of the following:
          (a) Liens existing on the Issue Date or provided for under the terms of agreements existing on the Issue Date;
          (b) Liens on property or assets of a Person existing at the time it becomes a Subsidiary, securing Debt of such Person; provided such Debt was not incurred in connection with such Person or entity becoming a Subsidiary and such Liens do not extend to any property or assets other than those of the Person becoming a Subsidiary;

          (c) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Parent Guarantor or any Restricted Subsidiary, or at the time of a sale, lease, transfer, conveyance or other disposition of all or substantially all of the properties or assets of a Person to the Parent Guarantor or any Restricted Subsidiary; provided that such Lien was not incurred in anticipation of the merger, amalgamation, arrangement, consolidation, sale, lease, transfer, conveyance, other disposition or other such transaction by which such Person was merged into or consolidated with the Parent Guarantor or any Restricted Subsidiary;
          (d) Liens on property or assets securing (i) all or any portion of the cost of acquiring, constructing, altering, developing, expanding, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with the property of the Parent Guarantor or any Restricted Subsidiary or (ii) Debt incurred by the Parent Guarantor or any Restricted Subsidiary to provide funds for the activities set forth in clause (d)(i) above;
          (e) Liens in favor of the Parent Guarantor or one or more Restricted Subsidiary;
          (f) Liens on any property or assets securing (i) Debt incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other form of industrial revenue bond financing or (ii) Debt issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;
          (g) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the Parent Guarantor’s or any Restricted Subsidiary’s books in conformity with generally accepted accounting principles;
          (h) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business of the Parent Guarantor or any Restricted Subsidiary that are not more than 60 days past due or that are being contested in good faith by appropriate proceedings;
          (i) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
          (j) Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;
          (k) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the ordinary course of business of the Parent Guarantor or any Restricted Subsidiary;
          (l) Liens arising under operating agreements or similar agreements entered into in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

          (m) Liens on personal property (excluding the Capital Stock of any Restricted Subsidiary) securing Debt of the Parent Guarantor or any Restricted Subsidiary, other than Funded Debt incurred in the ordinary course of business;
          (n) Liens which secure a judgment or other court-ordered award or settlement as to which the Parent Guarantor or any Restricted Subsidiary has not exhausted its appellate rights;
          (o) Liens to secure Hedging Obligations; and
          (p) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in any of clauses (a) to (o) above, so long as such Lien is limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, and the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses (including any premium, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding).
          Notwithstanding the restrictions in the preceding paragraph, the Parent Guarantor and the Restricted Subsidiaries shall be permitted to incur Debt, secured by Liens otherwise prohibited by Section 4.2, which, together with the value of Attributable Debt outstanding pursuant to any Sale and Lease-Back Transaction permitted pursuant to the second paragraph of Section 4.3, do not exceed 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the Lien.
          SECTION 4.3. Limitation on Sale and Lease-Back Transactions. The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease-Back Transaction between the Parent Guarantor and one of the Restricted Subsidiaries or between the Restricted Subsidiaries, unless:
          (a) the Parent Guarantor or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Notes, pursuant to Section 4.2 hereof; or
          (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Parent Guarantor’s Board of Directors) and the Parent Guarantor or such Restricted Subsidiary applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 12 months of such Sale and Lease-Back Transaction to any (or a combination) of:
          (i) the prepayment or retirement of the Notes;
          (ii) the prepayment, retirement or defeasance (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Debt of the Parent Guarantor or of one of the Restricted Subsidiaries (other than

Debt that is subordinated to the Notes or Debt owed to the Parent Guarantor or one of the Restricted Subsidiaries) that matures more than 12 months after its creation; or
          (iii) the acquisition, construction, alteration, development, expansion, improvement or repair of other property used or to be used in the ordinary course of business of the Parent Guarantor or a Restricted Subsidiary; provided, that for purposes of this clause (b)(iii), any amounts expended to acquire, construct, alter, develop, expand, improve or repair such other property during the six months preceding such Sale and Lease-Back Transaction may also be applied as a credit against the net proceeds from the Sale and Lease-Back Transaction.
          Notwithstanding the restrictions in the preceding paragraph, the Parent Guarantor and the Restricted Subsidiaries shall be permitted to enter into Sale and Lease-Back Transactions otherwise prohibited by Section 4.3, which, together with all Debt outstanding pursuant to the second paragraph of Section 4.2, do not exceed 15% of Consolidated Net Tangible Assets measured at the closing date of the Sale and Lease-Back Transaction.
          SECTION 4.4. Statement by Officers as to Default. The Company shall deliver to the Trustee, on or before December 15 of each calendar year or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon, an Officer’s Certificate (which shall be signed by one of the principal executive officer, principal accounting officer or principal financial officer of the Company), stating whether or not, to the best knowledge of the signers thereof, the Company or any of the Guarantors is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or any of the Guarantors shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. In addition, when any Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee promptly after the occurrence thereof by registered or certified mail or facsimile transmission an Officer’s Certificate specifying such event, notice or other action or inaction, its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 4.5. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.
          SECTION 4.6. Reporting. The Company or the Parent Guarantor, as applicable, shall furnish the Trustee any document or report the Company or the Parent Guarantor, as applicable, is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

          SECTION 4.7. Existence. Except as otherwise permitted by Article V, each of the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other Person.
          SECTION 4.8. Additional Interest Notice. In the event that the Company is required to pay Additional Interest to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.
ARTICLE V
Merger; Consolidation or Sale of Assets
          SECTION 5.1. Company May Consolidate, Etc. Only on Certain Terms. (a) The Company shall not merge into or consolidate with any other Person or Persons or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any other Person or Persons, unless:
          (i) the successor Person is organized under the laws of the United States, any state thereof or the District of Columbia;
          (ii) the successor Person expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;
          (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
          (iv) the Company has delivered to the Trustee an Officer’s Certificate stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel stating that the conditions precedent in Section 5.1(a)(i) relating to such transaction have been complied with.
          (b) The restrictions in Sections 5.1(a) hereof shall not be applicable to

          (i) the merger, amalgamation, arrangement or consolidation of the Company with an affiliate of the Company if the Board of Directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the Company or convert the form of organization of the Company to another form; or
          (ii) the merger of the Company with or into a single direct or indirect wholly owned subsidiary of the Company pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of the Company’s state of incorporation).
          SECTION 5.2. Successor Person Substituted for the Company. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, transfer, lease or other conveyance of its properties and assets substantially as an entirety in accordance with Section 5.1(a), the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be released of all obligations to pay principal and interest on the Notes and all other obligations and covenants under the Indenture and the Notes.
          SECTION 5.3. Parent Guarantor Consolidate, Etc. Only on Certain Terms. (a) The Parent Guarantor shall not merge into or consolidate with any other Person or Persons or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any other Person or Persons, unless:
          (i) the successor Person is organized under the laws of the United States, any state thereof or the District of Columbia;
          (ii) the successor Person expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Parent Guarantor’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Parent Guarantor to be performed or observed;
          (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
          (iv) the Parent Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
          (b) The restrictions in Sections 5.3(a) hereof shall not be applicable to:

          (i) the merger, amalgamation, arrangement or consolidation of the Parent Guarantor with an affiliate of the Parent Guarantor if the Board of Directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the Parent Guarantor or convert the form of organization of the Parent Guarantor to another form; or
          (ii) the merger of the Parent Guarantor with or into a single direct or indirect wholly owned subsidiary of the Parent Guarantor pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of the Parent Guarantor’s state of incorporation).
          SECTION 5.4. Successor Person Substituted for the Parent Guarantor. Upon any consolidation of the Parent Guarantor with, or merger of the Parent Guarantor into, any other Person or any sale, transfer, lease or other conveyance of its properties and assets substantially as an entirety in accordance with Section 5.3, the successor Person formed by such consolidation or into which the Parent Guarantor is merged or to which such sale, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor under the Indenture with the same effect as if such successor Person had been named as the Parent Guarantor herein, and thereafter, the predecessor Person shall be released of all obligations to pay principal and interest on the Notes and all other obligations and covenants under the Indenture and the Notes.
ARTICLE VI
Defaults and Remedies
          SECTION 6.1. Events of Default. “Event of Default” means, wherever used herein with respect to the Notes, as the case may be, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (1) the failure to pay interest on the Notes when the same becomes due and payable, and the Default continues for a period of 30 days;
          (2) the failure to pay the principal (or premium, if any) of the Notes, when such principal (or premium, if any) becomes due and payable, at Maturity, upon acceleration, upon redemption or otherwise;
          (3) a Default in the observance or performance of any other covenant or agreement contained in this Indenture, and the Default continues for a period of 60 days after the Company receives written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders holding at least 25% of the outstanding principal amount of the Notes;
          (4) failure to pay at maturity, or upon acceleration of, any Debt of the Parent Guarantor, the Company and/or any other Significant Subsidiary at any one time in an amount in excess of $50.0 million, if the Debt is not discharged or the acceleration is not annulled within 60 days after written notice to the Company by the Trustee or the Holders holding at least 25% in principal amount of the outstanding Notes; or
          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Parent Guarantor, the Company or any other Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Parent Guarantor, the Company or any other Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Parent Guarantor, the Company or any other Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent Guarantor, the Company or any other Significant Subsidiary or of any substantial part of their property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
          (6) the commencement by the Parent Guarantor, the Company or any other Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of the Parent Guarantor, the Company or any other Significant Subsidiary to the entry of a decree or order for relief in respect of the Parent Guarantor, the Company or any other Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Parent Guarantor, the Company or any other Significant Subsidiary, or the filing by the Parent Guarantor, the Company or any other Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Parent Guarantor, the Company or any other Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent Guarantor, the Company or any other Significant Subsidiary or of any substantial part of its property, or the making by the Parent Guarantor, the Company or any other Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Parent Guarantor, the Company or any other Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the Board of Directors of the Parent Guarantor, the Company or any other Significant Subsidiary.
          SECTION 6.2. Acceleration of Maturity; Rescission and Annulment.
          (a) If an Event of Default (other than an Event of Default specified in Section 6.1(5) or Section 6.1(6)) with respect to Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of all the Notes and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company and the Guarantors (and to the

Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, thereon shall become immediately due and payable. If an Event of Default specified in Section 6.1(5) or (6) occurs and is continuing, the principal of all Notes and accrued and unpaid interest, if any, thereon, shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
          (b) At any time after such an acceleration with respect to Notes, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
          (1) the rescission would not conflict with any judgment or decree;
          (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration;
          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
          (4) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.
     No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
          SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Company covenants that if:
          (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
          (2) default is made in the payment of the principal of (or premium, if any) any Note at the Stated Maturity thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any of the Guarantors and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or the Guarantors.

          (c) If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          SECTION 6.4. Trustee May File Proofs of Claim.
          (a) In case of any judicial proceeding relative to the Company or any of the Guarantors, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.
          (b) No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
          SECTION 6.5. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
          SECTION 6.6. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          First: To the payment of all amounts due the Trustee under Section 7.6;
     Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
     Third: To the payment of the balance, if any, to the Company, the Guarantors or any other Person or Persons legally entitled thereto.
          SECTION 6.7. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
          (2) the Holders of not less than 25% in principal amount of the outstanding Notes, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes, considered as one class, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
          SECTION 6.8. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the respective Stated Maturities expressed in such Note (or, if applicable, on the redemption date or the Change of Control Payment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
          SECTION 6.9. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 6.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
          SECTION 6.12. Control By Holders. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that:
          (1) such direction shall not be in conflict with any rule of law or with this Indenture;
          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
          (3) such direction is not unduly prejudicial to the rights of other Holders of Notes not joining in that action.
          If an Event of Default is continuing with respect to all outstanding Notes, the Holders of a majority in principal amount of all the outstanding Notes, considered as one class, shall have the right to make such direction, and not the Holders of Notes.
          SECTION 6.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Notes with respect to which any default under the Indenture shall have occurred and be continuing may, on behalf of the Holders of all Notes, waive such past default under the Indenture and its consequences, except a default:
          (1) in the payment of the principal of (or premium, if any) or interest on any Note, or
          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

          Upon any such waiver, such default shall cease to exist and be deemed not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          SECTION 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs, including legal fees and expenses of such suit, and may assess costs against any such party litigant; provided that this Section 6.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in (1) any suit instituted by the Trustee, (2) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or (3) any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, if applicable, on or after the redemption date or the Change of Control Payment Date).
          SECTION 6.15. Waiver of Stay or Extension Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII
Trustee
          SECTION 7.1. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officer’s Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (i) this subsection does not limit the effect of Section 7.1(b) or 7.1(e);
          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.
          (d) The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as otherwise agreed in writing among the Company, the Guarantors and the Trustee. Money and other property held in trust by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other money or property except to the extent required by law.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
          (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the Trust Indenture Act, where applicable.
          (g) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          The permissive right of the Trustee to do things enumerated herein shall not be construed as duty on the part of the Trustee.
          SECTION 7.2. Rights of Trustee.

          (a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting in reliance on, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
          (c) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly through attorneys and agents, respectively, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.
          (d) The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes. Any such notice shall reference this Indenture and the Notes.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities as Registrar and Paying Agent, as the case may be, hereunder.
          (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or reasonable investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and at reasonable times, to examine the books, records and premises of the Company and each Guarantor, personally or by agent or attorney at the sole cost of the Company or such Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (j) The Trustee may request that the Company or any of the Guarantors deliver a certificate, substantially in the form of Exhibit F hereto, setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
          (k) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9.
          SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, adequacy or priority of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or the Guarantors in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
          SECTION 7.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Notes and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of principal of (and premium, if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Noteholders.
          SECTION 7.6. Compensation and Indemnity. The Company and each of the Guarantors, severally and jointly, covenant and agree to pay to the Trustee (and any predecessor Trustee) from time to time such compensation for its services as the Company, the Guarantors and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company or one of the Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses), disbursements and advances incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee shall provide the Company and the Guarantors reasonable notice of any material expenditure not in the ordinary course of business. The Company and each of the Guarantors, jointly and severally, shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Company and the Guarantors shall not relieve the Company and each of the Guarantors of its obligations hereunder, except to the extent that the Company or the Guarantors have been prejudiced by such failure. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the opinion of counsel to the Trustee) the facts and/or issues surrounding the claim are reasonably likely to create a conflict with the Company or one of the Guarantors, the Company and the Guarantors shall pay the reasonable fees and expenses of separate counsel to the Trustee. Neither the Company nor the Guarantors need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. Neither the Company nor the Guarantors need pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.
          To secure the Company’s and the Guarantors’ payment obligations in this Section 7.6, the Trustee (including any predecessor trustee) shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of (and premium, if any) and interest on particular Notes.
          The Company’s and the Guarantors’ payment obligations pursuant to this Section 7.6 shall survive the satisfaction, discharge and termination of this Indenture, the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any bankruptcy law. In addition to and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.1(5) or (6) with respect to the Company or the Guarantors, the expenses and the compensation for the services are intended to constitute expenses of administration under bankruptcy law.
          SECTION 7.7. Replacement of Trustee. The Trustee may resign at any time upon 30 days’ written notice to the Company. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee upon 30 days’ written notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company shall remove the Trustee if:
          (i) the Trustee fails to comply with Section 7.9;
          (ii) the Trustee is adjudged bankrupt or insolvent;
          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company shall pay all amounts due and owing to the Trustee under Section 7.6 of the Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.
          If a successor Trustee does not take office with respect to the Notes within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.9, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s and the Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.
          SECTION 7.8. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII and Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.9. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or the Guarantors are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
          Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
          SECTION 7.10. Reports by Trustee.
          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Notes under this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). The Trustee also shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.
          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.
          SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.
ARTICLE VIII
Discharge of Indenture; Defeasance
          SECTION 8.1. Discharge of Liability on Notes; Defeasance. Subject to Section 8.1(c), the Company and the Guarantors may terminate their obligations under this Indenture, when:
          (1) Either:
(a)	all the Notes that have been authenticated and delivered have been delivered to the Trustee for cancellation; or

(b)	all the Notes issued that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year (“discharge”) or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Company’s name and at the Company’s expense, and the Company has deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire Debt on the Notes to pay principal (and premium, if any), interest and any additional amounts;
          (2) The Company has paid or caused to be paid all other sums then due and payable under this Indenture; and
     (3) The Company has delivered to the Trustee an Officer’s Certificate or an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been compiled with.
          (b) Subject to Sections 8.1(c) and 8.2, the Company or any of the Guarantors at any time may terminate (i) all of their obligations under the Notes and this Indenture relating thereto (“legal defeasance option”) or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.6, 5.1 and 5.3 and the operation of Sections 6.1(3) and (4) (“covenant defeasance option”). The Company and any of the Guarantors may exercise the legal defeasance option notwithstanding a prior exercise of the covenant defeasance option.
     If the Company or any of the Guarantors exercises the legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises the covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(3) (only with respect to the covenants terminated pursuant to Section 8.1(b)(ii) above) or 6.1(4).
     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding Sections 8.1(a) and 8.1(b) above, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.9, 2.11, 4.1, 4.5, Article VII, 8.3, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Company’s and the Trustee’s obligations in Sections 7.6, 8.4 and 8.5 shall survive.
          SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes only if:
          (i) the Company or the Guarantors irrevocably deposits or causes to be deposited with the Trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders:
(a)	money in dollars or in such foreign currency in which the notes are payable in at stated maturity;

(b)	non-callable U.S. Government Obligations; or

(c)	a combination of money and non-callable U.S. Government Obligations, in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of (and premium, if any) and interest on the outstanding Notes on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the Notes.
          (ii) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company and the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
          (iii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
          (iv) no Event of Default or event with which notice of lapse of time or both would become an Event of Default with respect to the Notes has occurred and is continuing at the time of such deposit;
          (v) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any of the Company’s or the Guarantors’ securities;
          (vi) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company or the Guarantors are a party, or by which the Company or the Guarantors are bound;
          (vii) such legal defeasance or covenant defeasance will not cause any securities listed on any registered national stock exchange under the Exchange Act to be delisted;
          (viii) such legal defeasance or covenant defeasance will be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company or the Guarantors in connection therewith; and

          (ix) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
          Before or after a deposit, the Company or any of the Guarantors may make arrangements satisfactory to the Trustee for the redemption of any Notes at a future date in accordance with Article III.
          SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of (and premium, if any) and interest on the Notes.
          SECTION 8.4. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company or the Guarantors upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company or the Guarantors upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter, Noteholders entitled to the money must look to the Company or the Guarantors for payment as general creditors.
          Any unclaimed funds held by the Trustee pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.
          SECTION 8.5. Indemnity for Government Obligations. The Company or any of the Guarantors shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.
          SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ obligations under the Notes and this Indenture relating thereto shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that (a) if the Company or any of the Guarantors has made any payment of interest on or principal of any Notes following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company or the Guarantors promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s and the Guarantors’ obligations has occurred and continues to be in effect.
ARTICLE IX
Amendments
          SECTION 9.1. Supplemental Indentures Without Consent of Holders. The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto without the consent of any Holder for any of the following purposes:
          (i) to cure any ambiguity, defect or inconsistency;
          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (iii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
          (iv) to evidence and provide for the acceptance of appointment by a successor Trustee;
          (v) to conform the terms of this Indenture, the Notes and/or the Guarantees to any provision or other description of the Notes or Guarantees, as the case may be, contained in the Offering Memorandum for the Notes;
          (vi) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Company’s or the Guarantors’ obligations under the Indenture and the Notes, in each case in compliance with the provisions thereof;
          (vii) to make any change that would provide any additional rights or benefits to the Holders (including to secure the Notes, add guarantees with respect thereto, transfer any property to or with the Trustee, add to the Company’s covenants for the benefit of the Holders, add any additional events of default for the Notes, or surrender any right or power conferred upon the Company or the Guarantors) or that does not adversely affect the legal rights hereunder of any Holder in any material respect;
          (viii) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities;
          (ix) to provide for the issuance of any Additional Notes;
          (x) to comply with the rules of any applicable securities depository

          (xi) change or eliminate any restrictions on the payment of principal (and premium, if any) on Notes in registered form; provided that any such action shall not adversely affect the interests of the Holders in any material respect; or
          (xii) supplement any provision of this Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Notes in accordance with the Indenture; provided that such action shall not adversely affect the interests of any of the Holders in any material respect.
          SECTION 9.2. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes affected by such supplemental indenture (voting as one class), the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into one or more indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture, or modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:
          (i) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment;
          (ii) reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the Notes;
          (iii) reduce the principal of, change or have the effect of changing the fixed maturity of the Notes, or change the date on which the Notes may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;
          (iv) make the Notes payable in currency other than that stated in the Notes or change the place of payment of the Notes from that stated in the Notes or in this Indenture;
          (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of (and premium, if any) and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Notes to waive Defaults or Events of Default;
          (vi) make any change to or modify in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantors under Article X;
          (vii) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or
          (viii) make any change in these amendment and waiver provisions.

          It shall not be necessary for any act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.
          SECTION 9.3. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          SECTION 9.4. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          SECTION 9.5. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.
ARTICLE X
Guarantees
          SECTION 10.1. Guarantees. Each of the Guarantors hereby fully, unconditionally and irrevocably guarantees to each Holder of the Notes and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of (and premium, if any) and interest on the Notes and all other obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the “Obligations”). Each of the Guarantors further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Obligation.
          Each of the Guarantors waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each of the Guarantors waives notice of any default under the Notes or the Obligations. The obligations of each of the Guarantors hereunder shall not be affected by: (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) any change in the ownership of the Company.
          Each of the Guarantors further agrees that the Guarantees herein constitute guarantees of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.
          The obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.
          Each of the Guarantors further agrees that the Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (and premium, if any) or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any of the Guarantors by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each of the Guarantors hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).
          Each of the Guarantors further agrees that, as between itself, on the one hand, and the Holders, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of these Guarantees.

          Each of the Guarantors also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.
          SECTION 10.2. No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder, none of the Guarantors shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any of the Guarantors seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders, by the Company on account of the Obligations are paid in full. If any amount shall be paid to any of the Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.
          SECTION 10.3. Consideration. Each of the Guarantors has received, or shall receive, direct or indirect benefits from the making of the Guarantees.
ARTICLE XI
Miscellaneous
          SECTION 11.1. Trust Indenture Act Controls. Subsequent to any qualification of this Indenture under the Trust Indenture Act, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.
          SECTION 11.2. Notices. Any notice or communication shall be in writing (including facsimile) and delivered in person or mailed by first-class mail addressed as follows:
if to the Company or the Guarantors:
Acuity Brands, Inc.
1170 Peachtree Street, N.E.
Suite 2400
Atlanta, Georgia 30309-7676
Facsimile Number: (404) 853-1430
Attention: Richard K. Reece, Executive Vice President and Chief Financial Officer

if to the Trustee:
Wells Fargo Bank, National Association
7000 Central Parkway
Suite 550
Atlanta, GA 30328
Facsimile Number: (770) 551-5118
Attention: Corporate Trust Services
          Any notices between the Company, the Guarantors and the Trustee may be by facsimile or certified first class mail, receipt confirmed and the original to follow by guaranteed overnight courier. The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.3. Communication by Holders with other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
          SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Company or any such Guarantors, as the case may be, shall furnish to the Trustee:
          (i) an Officer’s Certificate of the Company or any such Guarantor, as the case may be, in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (ii) an Opinion of Counsel of the Company or any such Guarantor, as the case may be, in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Notwithstanding the foregoing, no such Opinion of Counsel shall be given with respect to the authentication and delivery of any Initial Notes on the date hereof.
          SECTION 11.5. Statements Required in Certificate or Opinion. The certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (i) a statement that the individual making such certificate or opinion has read such covenant or condition;
          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 11.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of the Guarantors (an “Affiliate”) shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
          SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.8. Governing Law; Waiver of Jury Trial. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE (BUT, FOR THE AVOIDANCE OF DOUBT, NOT INCLUDING THE HOLDERS OF THE NOTES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 11.9. No Recourse Against Others. A director, officer, employee or stockholder (other than the Company or the Guarantors), as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
          SECTION 11.10. Successors. All agreements of the Company and any of the Guarantors in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
          SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 11.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ACUITY BRANDS LIGHTING, INC., as Issuer
By	/s/ Richard K. Reece
	Name:	Richard K. Reece
	Title:	Executive Vice President

ACUITY BRANDS, INC., as the Parent Guarantor
By	/s/ Richard K. Reece
	Name:	Richard K. Reece
	Title:	Executive Vice President and Chief Financial Officer

ABL IP HOLDING LLC, as Guarantor
By	/s/ Richard K. Reece
	Name:	Richard K. Reece
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By	/s/ Elizabeth T. Wagner
	Name:	Elizabeth T. Wagner
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]
[Applicable Restricted Securities Legend]
[Depository Legend, if applicable]
ACUITY BRANDS LIGHTING, INC.
6.00% SENIOR NOTES DUE 2019

No. ___	Principal Amount $
(subject to adjustment as reflected in the
Schedule of Increases and Decreases in
Global Note attached hereto)

CUSIP NO.	[00510R AA1 (Rule 144A)]
[U00600 AA1 (Regulation S)]
ISIN NO.	[US00510R AA14 (Rule 144A)]
[USU00600 AA13 (Regulation S)]
          Acuity Brands Lighting, Inc., a Delaware corporation, for value received, promises to pay to                     , or registered assigns, the principal sum of                      Dollars (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on December 15, 2019.
          Interest Payment Dates: June 15 and December 15 of each year, commencing on June 15, 2010 [alternative, if applicable — first interest payment date relating to any Additional Notes].
          Record Dates: June 1 and December 1 of each year.
          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, ACUITY BRANDS LIGHTING, INC. has caused this Note to be duly executed.

ACUITY BRANDS LIGHTING, INC.
By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION
This is one of the Notes referred
to in the within-mentioned Indenture.
WELLS FARGO BANK,
NATIONAL ASSOCIATION
   as Trustee

By
Authorized Signatory

Dated: _______ ______, 20___

[FORM OF REVERSE SIDE OF INITIAL NOTE]
[Reverse of Note]
6.00% Senior Notes due 2019
1. Interest
          Acuity Brands Lighting, Inc., a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 6.00% per annum; provided, however, that, upon the occurrence or failure to occur of certain events specified in the Registration Rights Agreement, the Company shall, subject to the terms and conditions set forth in the Registration Rights Agreement, pay additional interest on the principal amount of this Note at a rate of 0.50% per annum after such event occurs or fails to occur so long as such event continues or fails to occur, as the case may be. Such additional interest shall be payable in addition to any other interest payable from time to time with respect to this Note.
          The Company shall pay interest semiannually on June 15 and December 15 of each year (each such date, an “Interest Payment Date”), commencing on June 15, 2010 [alternative, if applicable—first interest payment date relating to any Additional Notes]. Interest on the Notes shall accrue from December 8, 2009 [alternative, if applicable—date of issuance of any Additional Notes], or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2. Method of Payment
          By no later than 11:00 a.m. (New York City time) on the date on which any principal of (and premium, if any) or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal (and premium, if any) and interest) shall be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Note (including principal (and premium, if any) and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.
3. Paying Agent and Registrar
          Wells Fargo Bank, National Association, a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.

4. Indenture
          The Company issued the Notes under an Indenture dated as of December 8, 2009 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and, subject to the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          The Notes are senior unsecured obligations of the Company. The Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date, any Additional Notes issued in accordance with Section 2.15 of the Indenture and any Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Parent Guarantor and any Restricted Subsidiary to create liens, enter into sale and lease-back transactions and on the ability of the Company and the Parent Guarantor to enter into mergers and consolidations.
          The Notes are guaranteed to the extent provided in the Indenture.
5. Optional Redemption
          The Company may redeem this Note at any time, in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date: (i) 100% of the principal amount to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest. In determining the present values of the remaining scheduled payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.40% (the “Make-Whole Amount”).
          If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the redemption date, this Note or such part thereof shall cease to bear interest on the redemption date referred to in such notice and the only right of the Holder shall be to receive payment of the redemption price. Notice of any optional redemption of any Notes shall be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the redemption date. The notice of redemption shall specify, among other things, the redemption price and the aggregate principal amount of Notes to be redeemed. The notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company). In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.
          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Note.
          “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers, appointed by the Parent Guarantor.
          “Reference Treasury Dealer” means Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective affiliates, and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”) as selected by the Parent Guarantor. If any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.
          “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on the Note that would be due after the related Redemption Date but for the redemption. If that Redemption Date is not an interest payment date with respect to the Note, the amount of the next succeeding scheduled interest payment on the Note shall be reduced by the amount of interest accrued on the Note to the Redemption Date.
          “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
          The Notes shall not be entitled to the benefit of any sinking fund.

6.	Change of Control Offer
          If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Article III, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or, at the Holder’s option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes describing the transaction or transactions that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
          In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, this Note together with the form entitled “Election Form” (which form is annexed as Exhibit E to the Indenture) duly completed, or a facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:
          (ii) the name of the Holder of this Note;
          (iii) the principal amount of this Note;
          (iv) the principal amount of this Note to be repurchased;
          (v) the certificate number or a description of the tenor and terms of this Note;
          (vi) a statement that the Holder is accepting the Change of Control Offer; and
          (vii) a guarantee that this Note, together with the form entitled “Election Form” duly completed, shall be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.
          Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of this Note, but in that event the principal amount of this Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

          On the Change of Control Payment Date, the Company shall, to the extent lawful:
          (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
          (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
          The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the Guarantor and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.
          At the time the Company delivers Notes to the Trustee which are to be accepted for repurchase, the Company shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms hereof. A Note shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
          Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.
          The Company and the Guarantors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company and the Guarantors shall comply with those securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
          “Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and its subsidiaries, taken as a whole, to one or more Persons, other than to the Parent Guarantor or one of its subsidiaries; (2) the first day on which a majority of the members of the Parent Guarantor’s Board of Directors is not composed of Continuing Directors (as defined below); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the Parent Guarantor’s Voting Stock (as defined below); (4) the Parent Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Guarantor or of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Parent Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor. For the purposes of this definition, “Person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.
          “Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing on the first public announcement of the Change of Control and ending 60 days following consummation of such Change of Control, which Trigger Period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change. Unless at least one Rating Agency is providing a rating for the Notes at the commencement of any Trigger Period, the Notes shall be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
          “Continuing Directors” means, as of any date of determination, any member of the Parent Guarantor’s Board of Directors who (1) was a member of the Parent Guarantor’s Board of Directors on the Issue Date; or (2) was nominated for election, elected or appointed to the Parent Guarantor’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Parent Guarantor’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval by such directors of the Parent Guarantor’s proxy statement in which such member was named as a nominee for election as a director.)
          “Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Parent Guarantor.
          “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
          “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of the Rating Agencies ceases to provide rating services to issuers or investors, and no Change of Control Triggering Event has occurred or is occurring, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that is selected by the Parent Guarantor (as certified by a resolution of its Board of Directors) as a replacement for Moody’s or S&P, or both of them, as the case may be.
          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
7. Registration Rights
          The Company is party to a Registration Rights Agreement, dated as of December 8, 2009, among the Company, the Guarantors and the Initial Purchasers named therein, pursuant to which it is obligated to pay Additional Interest upon the occurrence of certain events specified in the Registration Rights Agreement.
8. Denominations; Transfer; Exchange
          The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.
9. Persons Deemed Owners
          The registered holder of this Note shall be treated as the owner of it for all purposes.
10. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
11. Defeasance
          Certain of the Company’s and the Guarantors’ obligations under the Indenture with respect to the Notes may be terminated if the Company or any of the Guarantors irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all such Notes, as provided in the Indenture.
12. Amendment, Waiver
          The Indenture permits, with certain exceptions as therein provided, the Company, the Parent Guarantor and the Trustee with the consent of the Holders of more than 50% in principal amount of the Notes at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of the Holder of each Note affected thereby, no such supplemental indenture shall, among other things: (i) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment; (ii) reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the Notes; (iii) reduce the principal of, change or have the effect of changing the fixed maturity of the Notes, or change the date on which the Notes may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor; (iv) make the Notes payable in currency other than that stated in the Notes or change the place of payment of the Notes from that stated in the Notes or in this Indenture; (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of (and premium, if any) and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) make any change to or modify in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantors under Article X of the Indenture; (vii) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or (viii) make any change in these amendment and waiver provisions. The Indenture also permits the Company, the Parent Guarantor and the Trustee to enter into one or more supplemental indentures, without the consent of any Holders of the Notes, to, among other things: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment by a successor Trustee; (v) to conform the terms of this Indenture, the Notes and/or the Guarantees to any provision or other description of the Notes or Guarantees, as the case may be, contained in the Offering Memorandum for the Notes; (vi) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Company’s or the Guarantors’ obligations under the Indenture and the Notes, in each case in compliance with the provisions thereof; (vii) to make any change that would provide any additional rights or benefits to the Holders (including to secure the Notes, add guarantees with respect thereto, transfer any property to or with the Trustee, add to the Company’s covenants for the benefit of the Holders, add any additional events of default for the Notes, or surrender any right or power conferred upon the Company or the Guarantors) or that does not adversely affect the legal rights hereunder of any Holder in any material respect; (viii) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities; (ix) to provide for the issuance of any Additional Notes; (x) to comply with the rules of any applicable securities depository; (xi) change or eliminate any restrictions on the payment of principal (or premium, if any) on Notes in registered form; provided that any such action shall not adversely affect the interests of the Holders in any material respect; or (xii) supplement any provision of this Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Notes in accordance with the Indenture; provided that such action shall not adversely affect the interests of any of the Holders in any material respect.
          The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes with respect to which any default under the Indenture shall have occurred and be continuing may, on behalf of the Holders of all Notes, waive such past default under the Indenture and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Note, or (2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
13. Events of Default and Remedies
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company or the Parent Guarantor are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal (or premium, if any) or interest) if it in good faith determines that withholding notice is not opposed to their interest.
14. No Recourse Against Others
          No recourse shall be had for the payment of the principal of or premium, if any, or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company or any of the Guarantors in the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present of future, of the Company, of any of the Guarantors or of any successor entity to the Company or any of the Guarantors, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.
15. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
16. Abbreviations
          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).
17. [CUSIP and ISIN Numbers
          The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Notes to be issued with CUSIP or ISIN numbers.]
18. Governing Law
          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
          To assign this Note, fill in the form below:
          I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s Social Security or Tax I.D. No.)
and irrevocably appoint                      as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)
Sign exactly as your name appears on the other side of this Note.
In connection with any transfer or exchange of any of the certificated Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:
CHECK ONE BOX BELOW:

(1)	☐	to the Company; or

(2)	☐	for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(3)	☐	pursuant to the offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(4)	☐	pursuant to Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act; or

(5)	☐	pursuant to a registration statement that has been declared effective under the Securities Act.
Unless one of the boxes is checked, the Trustee may refuse to register any of the certificated Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this certificated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Signature Guarantee:

Signature
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
          The following increases or decreases in this Global Note have been made:

			Principal Amount of this Global	Signature of authorized
Date of	Amount of decrease in Principal	Amount of increase in Principal	Note following such decrease or	signatory of Trustee or
Exchange	Amount of this Global Note	Amount of this Global Note	increase	Securities Custodian

EXHIBIT B
[FORM OF FACE OF EXCHANGE NOTE]
[Depository Legend, if applicable]
ACUITY BRANDS LIGHTING, INC.
6.00% SENIOR NOTES DUE 2019

No. ___	Principal Amount $
(subject to adjustment as reflected in the
Schedule of Increases and Decreases in
Global Note attached hereto)

CUSIP NO.	00510R AC7
ISIN NO.	US00510RAC79
          Acuity Brands Lighting, Inc., a Delaware corporation, for value received, promises to pay to                     , or registered assigns, the principal sum of                      Dollars (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on December 15, 2019.
          Interest Payment Dates: June 15 and December 15 of each year, commencing on [June 15, 2010] [alternative, if applicable—first interest payment date relating to any Additional Notes].
          Record Dates: June 1 and December 1 of each year.
          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, ACUITY BRANDS LIGHTING, INC. has caused this Note to be duly executed.

ACUITY BRANDS LIGHTING, INC.
By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
   AUTHENTICATION
This is one of the Notes referred
to in the within-mentioned Indenture.
WELLS FARGO BANK,
NATIONAL ASSOCIATION,
   as Trustee

By
Authorized Signatory

Dated: ______ ____, 200___

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]
[Reverse of Note]
6.00% Senior Notes due 2019
1. Interest
          Acuity Brands Lighting, Inc., a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 6.00% per annum.
          The Company shall pay interest semiannually on June 15 and December 15 of each year (each such date, an “Interest Payment Date”), commencing on [June 15, 2010] [alternative, if applicable—first interest payment date relating to any Additional Notes]. Interest on the Notes shall accrue from [December 8, 2009] [alternative, if applicable—date of issuance of any Additional Notes], or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2. Method of Payment
          By no later than 11:00 a.m. (New York City time) on the date on which any principal of (and premium, if any) or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal (premium, if any) and interest) shall be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Note (including principal (premium, if any) and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.
3. Paying Agent and Registrar
          Wells Fargo Bank, National Association, a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.

4. Indenture
          The Company issued the Notes under an Indenture dated as of December 8, 2009 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and, subject to the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          The Notes are senior unsecured obligations of the Company. The Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date, any Additional Notes issued in accordance with Section 2.15 of the Indenture and any Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Parent Guarantor and any Restricted Subsidiary to create liens, enter into sale and lease-back transactions and on the ability of the Company and the Parent Guarantor to enter into mergers and consolidations.
          The Notes are guaranteed to the extent provided in the Indenture.
5. Optional Redemption
          The Company may redeem this Note at any time, in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date: (i) 100% of the principal amount to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest. In determining the present values of the remaining scheduled payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.40% (the “Make-Whole Amount”).
          If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the redemption date, this Note or such part thereof shall cease to bear interest on the redemption date referred to in such notice and the only right of the Holder shall be to receive payment of the redemption price. Notice of any optional redemption of any Notes shall be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the redemption date. The notice of redemption shall specify, among other things, the redemption price and the aggregate principal amount of Notes to be redeemed. The notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company). In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.
          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Note.
          “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers, appointed by the Parent Guarantor.
          “Reference Treasury Dealer” means Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective affiliates, and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”) as selected by the Parent Guarantor. If any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.
          “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on the Note that would be due after the related Redemption Date but for the redemption. If that Redemption Date is not an interest payment date with respect to the Note, the amount of the next succeeding scheduled interest payment on the Note shall be reduced by the amount of interest accrued on the Note to the Redemption Date.
          “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
               The Notes shall not be entitled to the benefit of any sinking fund.

6. Change of Control Offer
          If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Article III, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or, at the Holder’s option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes describing the transaction or transactions that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
          In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, this Note together with the form entitled “Election Form” (which form is annexed as Exhibit E to the Indenture) duly completed, or a facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:
          (iv) the name of the Holder of this Note;
          (v) the principal amount of this Note;
          (vi) the principal amount of this Note to be repurchased;
          (vii) the certificate number or a description of the tenor and terms of this Note;
          (viii) a statement that the Holder is accepting the Change of Control Offer; and
          (ix) a guarantee that this Note, together with the form entitled “Election Form” duly completed, shall be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.
          Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of this Note, but in that event the principal amount of this Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

     On the Change of Control Payment Date, the Company shall, to the extent lawful:
          (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
          (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
          The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the Guarantor and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.
          At the time the Company delivers Notes to the Trustee which are to be accepted for repurchase, the Company shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms hereof. A Note shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
          Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.
          The Company and the Guarantors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company and the Guarantors shall comply with those securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
          “Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and its subsidiaries, taken as a whole, to one or more Persons, other than to the Parent Guarantor or one of its subsidiaries; (2) the first day on which a majority of the members of the Parent Guarantor’s Board of Directors is not composed of Continuing Directors (as defined below); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the Parent Guarantor’s Voting Stock (as defined below); (4) the Parent Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Guarantor or of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Parent Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor. For the purposes of this definition, “Person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.
          “Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing on the first public announcement of the Change of Control and ending 60 days following consummation of such Change of Control, which Trigger Period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change. Unless at least one Rating Agency is providing a rating for the Notes at the commencement of any Trigger Period, the Notes shall be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
          “Continuing Directors” means, as of any date of determination, any member of the Parent Guarantor’s Board of Directors who (1) was a member of the Parent Guarantor’s Board of Directors on the Issue Date; or (2) was nominated for election, elected or appointed to the Parent Guarantor’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Parent Guarantor’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval by such directors of the Parent Guarantor’s proxy statement in which such member was named as a nominee for election as a director.)
          “Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Parent Guarantor.
          “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
          “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of the Rating Agencies ceases to provide rating services to issuers or investors, and no Change of Control Triggering Event has occurred or is occurring, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that is selected by the Parent Guarantor (as certified by a resolution of its Board of Directors) as a replacement for Moody’s or S&P, or both of them, as the case may be.

          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
7. Denominations; Transfer; Exchange
          The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.
8. Persons Deemed Owners
          The registered holder of this Note shall be treated as the owner of it for all purposes.
9. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
10. Defeasance
          Certain of the Company’s and the Guarantors’ obligations under the Indenture with respect to the Notes may be terminated if the Company or any of the Guarantors irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all such Notes, as provided in the Indenture.
11. Amendment, Waiver
          The Indenture permits, with certain exceptions as therein provided, the Company, the Parent Guarantor and the Trustee with the consent of the Holders of more than 50% in principal amount of the Notes at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of the Holder of each Note affected thereby, no such supplemental indenture shall, among other things: (i) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment; (ii) reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the Notes; (iii) reduce the principal of, change or have the effect of changing the fixed maturity of the Notes, or change the date on which the Notes may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor; (iv) make the Notes payable in currency other than that stated in the Notes or change the place of payment of the Notes from that stated in the Notes or in this Indenture; (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of (and premium, if any) and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) make any change to or modify in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantors under Article X of the Indenture; (vii) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or (viii) make any change in these amendment and waiver provisions. The Indenture also permits the Company, the Parent Guarantor and the Trustee to enter into one or more supplemental indentures, without the consent of any Holders of the Notes, to, among other things: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment by a successor Trustee; (v) to conform the terms of this Indenture, the Notes and/or the Guarantees to any provision or other description of the Notes or Guarantees, as the case may be, contained in the Offering Memorandum for the Notes; (vi) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Company’s or the Guarantors’ obligations under the Indenture and the Notes, in each case in compliance with the provisions thereof; (vii) to make any change that would provide any additional rights or benefits to the Holders (including to secure the Notes, add guarantees with respect thereto, transfer any property to or with the Trustee, add to the Company’s covenants for the benefit of the Holders, add any additional events of default for the Notes, or surrender any right or power conferred upon the Company or the Guarantors) or that does not adversely affect the legal rights hereunder of any Holder in any material respect; (viii) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities; (ix) to provide for the issuance of any Additional Notes; (x) to comply with the rules of any applicable securities depository; (xi) change or eliminate any restrictions on the payment of principal (or premium, if any) on Notes in registered form; provided that any such action shall not adversely affect the interests of the Holders in any material respect; or (xii) supplement any provision of this Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Notes in accordance with the Indenture; provided that such action shall not adversely affect the interests of any of the Holders in any material respect.
          The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes with respect to which any default under the Indenture shall have occurred and be continuing may, on behalf of the Holders of all Notes, waive such past default under the Indenture and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Note, or (2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
12.	Defaults and Remedies
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal (or premium, if any) or interest) if it in good faith determines that withholding notice is not opposed to their interest.
13. No Recourse Against Others
          No recourse shall be had for the payment of the principal of (or premium, if any) or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company or any of the Guarantors in the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present of future, of the Company, of any of the Guarantors or of any successor entity to the Company or any of the Guarantors, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.
14. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
15. Abbreviations
          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).
16. [CUSIP and ISIN Numbers
          The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Notes to be issued with CUSIP or ISIN numbers.]
17. Governing Law
          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. No.)
and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Note.

Exhibit C — Form of
Regulation S Certificate
REGULATION S CERTIFICATE
(For transfers pursuant to Sections
2.6(a), (c), (d) and (e) of the Indenture)

To:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
Wells Fargo Bank — DAPS Reorg
MAC NT303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Atlanta, Georgia 30328

Re:	Acuity Brands Lighting, Inc. — [_____]% Senior Notes due 2019 (the “Notes”)
          Reference is made to the Indenture, dated as of                     , 2009 (the “Indenture”), among Acuity Brands Lighting, Inc. (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
          This certificate relates to US$                     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
          CUSIP No(s). [                    ]
          CERTIFICATE No(s).
The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are represented by a Global Note, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the undersigned, as or on behalf of the Owner.
          The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 903 or 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
          1. Rule 903 or 904 Transfers. If the transfer is being effected in accordance with Rule 903 or 904:
     (a) the Owner is not a distributor of the Notes, an affiliate of the Company or of any such distributor or a person acting on behalf of any of the foregoing;
     (b) the offer of the Specified Notes was not made to a person in the United States;
     (c) either:
     (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
     (ii) the transaction is being executed in, on or through the facilities of a designated offshore securities market (as defined in Regulation S) and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
     (d) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     (e) if the Owner is a dealer in Notes or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and
     (f) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
          2. Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:

Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

EXHIBIT D — Form of
Rule 144A Certificate
RULE 144A CERTIFICATE
(For transfers pursuant to Sections
2.6(b), (c), (d) and (e) of the Indenture)

To:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
Wells Fargo Bank — DAPS Reorg
MAC NT303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:	Acuity Brands Lighting, Inc. — [________]% Senior Notes due 2019 (the “Notes”)
          Reference is made to the Indenture, dated as of                     , 2009, (the “Indenture”), among Acuity Brands Lighting, Inc. (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
          This certificate relates to US$                     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
          CUSIP No(s). [                    ]
          CERTIFICATE No(s).
The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are represented by a Global Note, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.
          The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Rule 144A Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

D-1

          1. Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:
          (a) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
          (b) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner is relying on Rule 144A in connection with the transfer; and
          2. Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:

Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

D-2

Exhibit E

ELECTION FORM
TO BE COMPLETED ONLY IF THE HOLDER
ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

          The undersigned hereby irrevocably requests and instructs the Company to repurchase the relevant Note (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Note, to the undersigned,                                         , at                                          (please print or typewrite name and address of the undersigned).
For this election to accept the Change of Control Offer to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the relevant Note, either (i) this Note with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Note, (b) the principal amount of the Note, (c) the principal amount of the Note to be repurchased, (d) the certificate number or description of the tenor and terms of the Note, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Note to be repurchased, together with this “Election Form” duly completed will be received by the Paying Agent five Business Days prior to the Change of Control Payment Date. The address of the Paying Agent is Wells Fargo Bank, National Association, Wells Fargo Bank — DAPS Reorg, MAC NT303-121, 608 2nd Avenue South, Minneapolis, MN 55479, telephone: (877) 872-4605, fax: (866) 969-1290 and email: DAPSReorg@wellsfargo.com.
          If less than the entire principal amount of the relevant Note is to be repurchased, specify the portion thereof (which principal amount must be $2,000 or an integral multiple of $1,000 in excess thereof) which the Holder elects to have repurchased: $                    .

Name:
Address:
Telephone Number:
Date:

E-1

Exhibit F
INCUMBENCY CERTIFICATE
          The undersigned,                     , being the                      of                      (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the adjacent right column opposite their respective names and the signatures appearing in the far right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of                     , 2009 , among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee.

Name	Title	Signature

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ___ day of                     , 20___.

Name:
Title:

F-1